As Filed with the Securities and Exchange Commission on May 27, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 26, 2005

DIASYS CORPORATION
(Exact name of small business issuer as specified in its charter)

Delaware	0-24974	06-1339248
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

81 West Main Street, Waterbury, CT 06702
(Address of principal executive offices)

203-755-5083
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

________________________________________

Check the appropriate box below if the form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 26, 2005, DiaSys Corporation (the "Company") received a letter from the Director-Listing Qualifications of the American Stock Exchange (the "AMEX") advising that the Company was not in compliance with the AMEX's listing requirements (contained in Sections 134 and 1101 of the AMEX Company Guide) in that had not yet filed its Quarterly Report on Form 10-QSB for its fiscal quarter ended March 31, 2005. The Company had previously received a letter from the AMEX advising that the Company was not in compliance with the AMEX's listing requirements (contained in Section 1003(a)(ii) of the AMEX Company Guide) in that it had shareholders' equity of less than $4,000,000 and losses from continuing operations and/or net losses in three out of its four most recent fiscal years. In response to such previous letter, the Company had submitted a plan (accepted by the AMEX) to bring itself into compliance with such financial requirements by August 24, 2006.

In order to maintain its AMEX listing, the Company must submit a plan by June 8, 2005 advising the AMEX of action it has taken, or will take, that would bring it into compliance with the continued listing standards. The AMEX has advised that if the Company is not in compliance with the periodic filing requirements by July 11, 2005, the AMEX staff will initiate delisting procedures as appropriate.

Management is confident that the Company will be able to satisfy such periodic filing requirement by filing the required Quarterly Report on Form 10-QSB prior to July 11, 2005.

ITEM 9.01	Financial Statements and Exhibits

(c) A copy of the Company's press release dated May 27, 2005 is field herewith as Exhibit 99.1
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DIASYS CORPORATION
Date: May 27, 2005	/s/ Gregory Witchel
Gregory Witchel Chief Executive Officer